Exhibit 10.9

AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of March 31, 2011, is by and between POWERVERDE, INC., a Delaware corporation (the “Company”), and GEORGE KONRAD, an individual (“Konrad”).

W I T N E S S E T H:

WHEREAS, Konrad is a stockholder of the Company; and

WHEREAS, in order to enhance the Company’s ability to raise capital and limit dilution of tis stockholders, Konrad has agreed to surrender to the Company’s treasury 4,500,000 shares of the Company’s common stock owned by him (the “Surrendered Stock”) in exchange for the Company (i) entering into an employment agreement with Konrad as of the date hereof, substantially in the form of Exhibit A, attached hereto (the “Employment Agreement”); and (ii) making a one-time payment to Konrad’s company, Arizona Research and Development (“ARD”), of $200,000, representing the costs of certain equipment owned by ARD which is principally used by the Company (the “ARD Payment”);

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Surrender of Surrendered Stock. Konrad hereby surrenders the Surrendered Stock to the Company’s treasury, as of the date hereof.

2. Employment Agreement. The parties hereby agree to enter into the Employment Agreement as of the date hereof, substantially in the form of Exhibit A, attached hereto.

3. ARD Payment. The Company hereby agrees to pay to ARD the ARD Payment as of the date hereof, which ARD Payment shall be made by means of paying to ARD 20% of the gross proceeds the Company receives on the sale of its stock until the ARD Payment is satisfied in full, but in no event later than the first anniversary of the date hereof.

4. General Provisions.

a. Expenses. Except as otherwise specifically provided in this Agreement, all out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

b. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three days after deposit in the U.S. mail. Notice shall be sent: (i) if to the Company, addressed to PowerVerde, Inc., 23429 N. 35th Drive, Glendale, Arizona, Attention: George Konrad, President, and (ii) if to Konrad, to Konrad’s address as reflected on the stockholder records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

c. Benefit and Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

e. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

f. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

g. Effect and Construction of this Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings, whether written or oral, relating to matters provided for herein. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party hereto.

h. Headings. The headings of the sections and subsections of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any section or subsection.

i. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

j. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, which shall govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including, without limitation, its validity, interpretation, construction, performance and enforcement.

k. Entire Agreement. This Agreement, along with the any exhibits and schedules and all other agreements, instruments or documents to be delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

POWERVERDE, INC.

By:	/s/ George Konrad
George Konrad, President

/s/ George Konrad
George Konrad

EXHIBIT A

EMPLOYMENT AGREEMENT

(See attached.)